UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 17, 2011 (August 11, 2011)

MAM SOFTWARE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000 - 27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley Barnsley, UK	S75 3DP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-124-431-1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of MAM Software Group, Inc. (“we,” “us,” “our,” or the “Company”) approved fiscal year 2012 bonus plans (the “Bonus Plans”), effective August 11, 2011 (the “Effective Date”) for Mr. Michael Jamieson, our President and Chief Executive Officer and Mr. Charles Trapp, our Executive Vice President and Chief Financial Officer respectively (collectively, the “Executives,” individually, an “Executive”) to establish bonus targets for fiscal year 2012 in connection with previously filed employment agreements and bonus plans entered into as of July 1, 2010.

Pursuant to the Bonus Plans and subject to the discretion of the Committee, each Executive will be entitled to Annual Cash Incentives and Annual Long-Term Ongoing Performance Equity Incentive restricted stock to be issued under the Company’s 2007 Stock Incentive Plan (“LTIP”) based on the Company’s achievement with respect to the following metrics:

 Annual Cash Incentive (“ACI”)

•	In the event the Company’s results are less than 80% of the established targets, the Executives will not be entitled to an ACI;
•	In the event the Company’s results are equal to 80% of the established targets, the Executives will be entitled to 25% of their respective base salaries as an ACI;
•	In the event the Company’s results are equal to 100% of the established targets, the Executives will be entitled to 50% of their respective base salaries as an ACI;
•	In the event the Company’s results are equal to 120% of the established targets, the Executives will be entitled to 75% of their respective base salaries as an ACI.

The actual earned ACI, if any, payable to Executives for any performance period will depend upon the extent to which the applicable performance goals specified by the Committee are achieved and will be based on performance. Results in between the established parameters outlined above will be interpolated.  The Committee has established, for purposes of fiscal year ending June 30, 2012, an organic EBITDA target as the performance target.

Annual Long-Term Ongoing Performance Equity Incentive (“ALTOPEI”)

The Executives will immediately receive a restricted stock grant equal to 75% of their Base Salary.  The restricted stock grant will be priced at the close of the business day on the Effective Date and will vest based on achievement of established targets over a three (3) year period.

•
In the event the Company’s results are less than 80% of the established targets, none of  the restricted stock grant will vest and the restricted stock will be returned to the Company and be retired worthless;

•
In the event the Company’s results are equal to 80% of the established targets, an amount of the restricted stock grant equal to 25% of the Executive’s base salary at the time of grant, will vest upon confirmation of the results;

•
In the event the Company’s results are equal to 100% of the established targets, an amount of the restricted stock grant equal to 50% of the Executive’s base salary at the time of grant, will vest upon confirmation of the results; and

•	In the event the Company’s results are equal to 120% of the established targets, the entire restricted stock grant will vest upon confirmation of the results.

The actual earned ALTOPEI, if any, payable to Executives for any performance period will depend upon the extent to which the applicable performance goals specified by the Committee are achieved.   Results in between the established parameters outlined above will be interpolated. The Committee has established, for purposes of fiscal years ending June 30, 2012 through June 30, 2014, a three (3) year Organic Revenue Compounded Average Growth Rate (CAGR) target, with respect to the Executives’ potential equity incentive bonuses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2011		MAM SOFTWARE GROUP, INC.

	By:	/s/ Charles F. Trapp
Name: Charles F. Trapp
Title: Chief Financial Officer